                         Consent of Independent Auditors

We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Statement of Additional  Information  and to the use of our report dated January
31, 2003,  with respect to the financial  statements of First  Security  Benefit
Life Insurance and Annuity  Company of New York and the financial  statements of
Variable  Annuity  Account  A  -  AdvisorDesigns,   included  in  Post-Effective
Amendment No. 1 to the  Registration  Statement under the Securities Act of 1933
(No.  333-89236)  and Amendment No. 2 to the  Registration  Statement  under the
Investment  Company  Act of 1940  (No.  811-21104)  on Form N-4 and the  related
Statement   of   Additional   Information   accompanying   the   Prospectus   of
AdvisorDesigns Variable Annuity.

                                                          /s/ Ernst & Young LLP

Kansas City, Missouri
April 24, 2003